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                                                                    EXHIBIT 10.2

                       INDUSTRIAL LEASE - MULTIPLE TENANT

THIS LEASE AGREEMENT made this 18th day of June, 2003, by and between Benaroya Capital Company, LLC, a Washington limited liability company (the "Lessor") and Northwest Biotherapeutics, Inc., a Delaware corporation (the "Lessee").

1. PREMISES. Lessor does hereby lease to Lessee those certain premises, to wit: 14,022 square feet of space in Suite # 150 in the Building located at 22322 20th Avenue SE in Bothell, Washington and commonly referred to as the Canyon Park-8 Building as outlined on the Floor Plan attached hereto as Exhibit A (hereinafter called "Premises"). The building of which the Premises is a part is hereafter sometimes referred to as the "Project". In addition, the Lessee has the right, in common with other tenants in the Project and subject to the Rules and Regulations, to use of the Common Areas including the parking areas.

2. TERM. This Lease shall be for a term of 39 months commencing July 1, 2003 (the "Commencement Date") and terminating September 30, 2006.

3. RENT. Lessee covenants and agrees to pay Lessor at 1001 Fourth Avenue, Suite 4700, Seattle, WA 98154, or to such other party or at such other place as Lessor may hereafter designate, Base Rent in the amount schedule below and Additional Rent, as provided in Section 9, in advance without offset or deduction, on or before the first (1st) day of each month of the Lease term:

                Months:                                      Base Rent:
July 1, 2003 through September 30, 2003              $         0  per month NNN
October 1, 2003 through December 31, 2003            $ 18,583.26  per month NNN
January 1, 2004 through September 30, 2004           $ 21,851.59  per month NNN
October 1, 2004 through September 30, 2005           $ 22,179.36  per month NNN
October 1, 2005 through September 30, 2006           $ 22,512.05  per month NNN

4. SECURITY DEPOSIT. Lessee has deposited with Lessor on the date hereof Forty Five Thousand Twenty Four and 10/100 dollars ($45,024.10). Said sum shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the entire Term hereof. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or other charges or sums due under this Lease, Lessor may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any Rent or other charges or sums due under this Lease or any sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any other loss, damage, cost or expense (including attorneys' fees) which Lessor may suffer or incur by reason of Lessee's default. If any portion of said security deposit is so used or applied, Lessee shall, within five (5) days after written demand therefore, deposit a certified or cashier's check with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a default under this Lease. Lessor shall not be required to keep the security deposit separate from its general funds and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof after deduction hereunder by Lessor shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) within thirty (30) days following expiration of the Lease Term; provided, that in the event this Lease shall be terminated upon the default of the Lessee, the security deposit shall be retained by Lessor and all of Lessee's interest therein shall terminate and the security deposit will be applied against the damages suffered by Lessor by reason of the Lessee's default. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest.

5. USE. Lessee shall use and occupy the Premises for the purposes of research and development, product development and light manufacturing of biomedical products and for no other purposes, without prior written consent of Lessor, and shall comply with all governmental laws, ordinances, regulations, orders and directives and insurance requirements applicable to Lessee's use of the Premises. Lessee shall not occupy or use or permit any portion of the Premises to be occupied or used in such a manner or for any purpose which would increase the cost of insurance coverage upon the Premises, the building or the contents thereof. Notwithstanding the foregoing or any

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         provision of this Lease to the contrary, Lessor recognizes, understands and agrees that in the course of Lessee's occupancy and use of the Premises, and subject to the indemnity obligations contained in Rider One attached to this Lease, Lessee shall from time to time transport, store, use and dispose of hazardous materials. As used herein, the term "hazardous materials" includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) by any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act,
         42 U.S.C. Section 9601, et seq. Lessee shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous materials in, on or under the Premises, at Lessee's expense.

6. RULES AND REGULATIONS. Lessee agrees to comply with any Rules and Regulations attached hereto, any recorded Covenants, Conditions and Restrictions affecting the Project, as well as such other reasonable rules and regulations as may from time to time be adopted by Lessor for the management, good order and safety of common areas, the building and its Lessee(s). Lessee shall be responsible for the compliance with such rules and regulations by its employees, agents and invitees. Lessor's failure to enforce any of such rules and regulations against Lessee or any other Lessee shall not be deemed to be a waiver of same.

7. MAINTENANCE. Lessee agrees by taking possession that the Premises are in tenantable and good condition. Lessee shall at its expense and at all times keep, maintain, repair and replace the Premises, including but not limited to Lessee division walls and mechanical, electrical, sprinkler and other utility systems located wholly within the Premises, together with connections of utilities serving solely the Premises to utility distribution systems, in good condition, repair and order and in accordance with applicable laws, ordinances, rules, regulations and requirements of government authorities and insurance rating bureaus. Lessee shall further keep the Premises in a neat, clean, safe and sanitary condition; protect water, drain, gas and other pipes located wholly within and serving solely the Premises to prevent freezing or clogging and repair all leaks and damage caused thereby. At Lessee's cost as provided in Sections 8 and 9 below, Lessor shall provide water, sanitary sewer, electricity and other utilities to be provided to the perimeter of the Premises. After reasonable notice from Lessee, Lessor shall repair the roof, exterior walls (includingdoors and windows), foundations and common areas and facilities, if any, and the cost thereof shall be shared as provided in Section 9 hereof. Lessor will deliver the Premises with the currently existing heating and air conditioning system, which system shall be separately metered in the event it serves portions of the Project other than the Premises. Lessee shall pay all costs and expenses of providing heating, ventilation and air-conditioning to the Premises. Lessor will maintain a preventative maintenance contract providing for the regular inspection, maintenance and repair of the heating and air conditioning systems with a licensed mechanical contractor the cost of which will be paid by Lessee as Additional Rent.

8. UTILITIES AND FEES. Lessee agrees to pay promptly when due all charges for light, heat, water, sewer, garbage, fire protection and other utilities and services to the Premises, and all license fees and other governmental charges levied on Lessee's property and the operation of Lessee's business on the Premises. Lessor shall not be liable for any injury or damages suffered as a result of the interruption of utilities or services by fire, or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or other causes beyond Lessor's reasonable control.

9. MONTHLY OPERATING EXPENSE ADJUSTMENTS. Lessee shall pay as additional monthly rent ("Additional Rent") any cost incurred by Lessor to maintain repair or replace exterior doors, glass and windows and its prorata share of all other expenses incurred by Lessor for operation of the Project during the term or any extension hereof, as follows:

         A. Real Estate taxes and assessments, together with any assessments levied by the Owner's Association, if any.

         B. Usual and necessary costs of operation, management, maintenance, repair, and replacement as determined by standard accounting practice, including without limitation, all utilities and services not metered or charged directly to Lessee, insurance (including, but not limited to the insurance provided for under Paragraph 16 C below), painting, upkeep and repair of building exterior, roofing, parking, landscaping, and all common areas and facilities. If any portion of the Property, or any system or equipment is replaced by Lessor, the cost of such replacement will be amortized over its useful life. In

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                  the event of an insured casualty, the amount of any reasonable deductible will be included as an operating expense.

         C. A Management fee equal to four and one quarter percent (4 1/4%) of Lessee's monthly rent, including Base Rent and any Additional Rent. Lessor shall from time to time estimate and provide notice to Lessee of its monthly expense based upon existing or expected costs. Such monthly estimated amount shall be paid by Lessee on or before the first day of each month. Lessor, annually or as soon as practicable following termination hereof, shall compute Lessee's actual expenses. Any overpayment shall be applied as a credit to Lessee against future expense payments (and if any such credit shall be due at the end of the Lease term, the amount of such credit shall be paid within fifteen (15) days after the end of the Lease term and this obligation will survive the expiration of this Lease until such amount shall have been paid). Any deficiency shall be paid to Lessor by Lessee within fifteen (15) days after the date of Lessor's statement. Lessor's records showing expenditures made for such expenses shall be available for Lessee's inspection at any reasonable time.

                  Notwithstanding anything to the contrary herein, Additional Rent shall not include costs occasioned by casualties that would be covered by an all-risk property insurance policy (including earthquake and flood) or by other insurance actually carried by Lessor in excess of a reasonable deductible; costs for which Lessor has a right of reimbursement from others; insurance deductibles greater than a reasonable amount per calendar year and co-insurance of any type; Lessor's profit on Additional Rent if third party management fees are included; depreciation for any of the real or personal property associated with the Project, including any leasehold improvements; costs occasioned by the act, omission or violation of law by Lessor, any other occupant of the Project (other than Lessee), or their respective agents, employees or contractors; costs incurred to remove or remediate any hazardous material from the Project and any judgments, fines, penalties, or other costs incurred in connection with any hazardous material exposure or release (except to the extent that the foregoing is caused by the illegal storage, use or disposal of the hazardous material in question by Lessee); costs to correct any construction defect in the Project, or to comply with any: (i) recorded covenants, conditions or restrictions, (ii) underwriter's requirement; or
                  (iii) law applicable to the Premises or the Project any of which was in effect as of the Commencement Date; costs required for mandated compliance with the current Americans with Disabilities Act except to the extent within the Premises and caused by Lessee's specific use thereof; costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Lessee's use; or costs and expenses for which Lessee reimburses Lessor directly or which Lessee pays directly to a third person.

                  The determination of actual costs and estimated costs allocable to the Premises shall be made by Lessor. Lessor or its agent shall keep records showing all expenditures made for the items enumerated above, which records shall be available for inspection and review by Lessee. The Lessee shall have the right, at reasonable times and upon reasonable prior notice to the Lessor to review the Lessor's records relating to the actual costs and estimated costs allocable to the Premises for a particular Lease Year, which review must be conducted within six (6) months after Lessee's receipt of the statement of actual costs allocable to the Premises for that particular Lease Year. If such review is not conducted within such six
                  (6) month period, then the matters set forth in the statement of actual costs allocable to the Premises for that particular Lease Year shall be deemed conclusive. The Lessee shall pay the costs and expenses of such review unless such review reveals that the Lessor has overstated the Operating Expenses for the Lease Year in question by an amount equal to five percent (5%) or more for that particular Lease Year in which event the Lessor shall pay up to $1,000 in payment of the actual costs incurred by Lessee in the performance of such review.

                  Lessee pro-rata share shall be determined by dividing the leaseable square footage of the Premises by the total leaseable square footage of the Project (including the Premises).

10.      LESSOR'S RESERVATIONS. Lessor reserves the right without liability to
         Lessee: (a) to inspect the Premises, and to show them to prospective Lessees, partners or lenders and if they are vacated, to prepare them for re-occupancy; provided, however, that such inspections shall not materially and unreasonably interfere with Lessee's use, occupancy and enjoyment of the Premises. Lessor assumes all liability for and shall indemnify, hold harmless and defend Lessee from and against all loss, damage or expense which the Lessee may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of Lessee,

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         employees of Lessor or its affiliated companies or on account of damage to or destruction of property, including without limitation property owned by and property in the care, custody or control of Lessee during the term, due to or arising in any manner from the acts or negligence of Lessor while exercising Lessor's access rights under this Section
         10, any such prospective Lessees, partners or lenders and any contractor, subcontractor, employee, agent or invitee of any of them. Lessor shall not be obligated to indemnify Lessor for the portion of any claim or liability caused by or arising from the act, or negligence of Lessee. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section shall survive any termination of this Lease; (b) to retain at all times and to use in appropriate instances keys to doors within and into the Premises; (c) to make repairs, alterations, additions or improvements, whether structural or otherwise, in or about the building, and for such purposes to enter upon the Premises and during the continuance of any work, to temporarily close common areas and to temporarily interrupt or temporarily suspend building services and facilities, all without affecting any of Lessee's obligations hereunder, so long as the Premises are reasonably accessible and so long as any such closure, interruption or suspension shall not materially and adversely interfere with Lessee's use, occupancy and enjoyment of the Premises unless such result is unavoidable and not within Lessor's control; and (d) generally to perform any act relating to the safety, protection and preservation of the Premises or building. Except in the case of an emergency Lessor will attempt to limit the time of its access to business hours and to provide Lessee with reasonable notice under the circumstances prior to exercising its access rights hereunder. If practicable Lessor will attempt to provide such notice two (2) business days in advance.

11. POSSESSION. If Lessor does not deliver possession of the Premises at the Commencement Date of the term of this Lease, then, unless such delay is caused by Lessee, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within ninety (90) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by failure to deliver possession of the Premises and Lessee shall not be liable for any rent until such time as Lessor delivers possession. A delay of possession shall not extend the termination date. Notwithstanding the above, in the event the delay was caused by Lessee, then the payment of Rent shall commence on the Commencement Date and Lessee shall not have any right to cancel this Lease as a result of such delay. At Lessee's request, Lessor will permit Lessee to have access to the Premises on June 20, 2003, prior to the Commencement Date of the term of this Lease. Both parties shall be bound by all of the covenants and terms contained herein during such period.

12. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet its right to occupy or use all or any portion of the Premises without Lessor's prior written consent. Among the criteria to be used by Lessor in evaluating a request for assignment or subletting will be (i) the proposed use of the Premises which will be approved if such proposed use is the same as that permitted hereunder; (ii) the anticipated material, adverse impact, if any, on parking; (iii) the financial capacity of the assignee/sublessee to perform the obligations under this Lease; (iv) the compatibility of the proposed user with the remainder of the tenants and operation of the Building. Lessor reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Lessee within ten (10) business days after receipt of Lessee's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than thirty (30) days after receipt of Lessee's request hereunder. In the event that Lessor shall not elect to recapture and shall thereafter give its consent, Lessee shall pay Lessor a reasonable fee, not to exceed One Thousand And No/100 Dollars ($1,000.00) to reimburse Lessor for processing costs incurred in connection with such consent. Lessor's consent shall not release or discharge Lessee from future liability under this Lease and shall not waive Lessor's right to consent to any future assignment or sublease. Any assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, constitute a default under this Lease. A transfer by the present majority shareholders of ownership or control of a majority of the voting stock of a corporate Lessee, or the change in form of entity of the Lessee, shall be deemed an assignment. Notwithstanding anything to the contrary in this Lease, Lessee may, without Lessor's prior written consent, sublet all or portions of the Premises or assign the Lease to: (i) a subsidiary, affiliate, parent or other entity which controls, is controlled by, or is under common control with, Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, non-bankruptcy reorganization, or government action; (iii) a purchaser of substantially all of Lessee's assets in the Premises; or (iv) a joint venture in which Lessee is a general partner. For the purpose of this Lease, sale or transfer of stock of Lessee, Lessee's parent, or such parent's parent, through any public exchange, or redemption or issuance of additional stock of any class shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. No transfer, sale, or other disposition of the stock of Lessee occurring in connection with

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         or as a result of a private or public offering or placement of Lessee's stock, the principal purpose of which is to raise capital for Lessee and not to effect a change in control of Lessee, shall be deemed an assignment of this Lease or otherwise require Lessor's consent.

         The Lessee shall not assign its interest in or under this Lease for security purposes, nor shall the Lessee grant any security interest, lien or encumbrance against its interest in this Lease or in or to any property in or affixed to the Premises without the prior written consent of the Lessor, which consent shall be granted, withheld or conditioned in Lessor's sole discretion. In no event shall the Lessee grant, or allow to exist, any security interest in, or lien or encumbrance against the fee title to the Premises, the building in which the Premises is located or the real property on which the building is located.

13. ALTERATIONS. Withoutobtaining the prior written consent of Lessor, Lessee may, at its sole cost and expense, make minor alterations, additions and improvements in said Premises (under $10,000 in the aggregate)so long as such alterations, additions or improvements are not structural in nature and not visible from the exterior of the Premises.. Lessee agrees to save Lessor harmless from any damage, loss, or expense arising therefrom and to comply with all laws, ordinances, rules and regulations. Upon termination of this Lease, all alterations, additions and improvements made in, to or on the Premises (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures unless excluded by written agreement annexed hereto), shall remain upon and be surrendered as a part of the Premises; provided however, upon Lessor's request, Lessee shall remove those additions, alterations, or improvements as may be specified by Lessor, and repair and restore the Premises to is original condition at Lessee's sole cost and expense prior to expiration of the Term. If Lessee requests a determination from Lessor as to whether Lessee will be required to remove a particular addition, alteration or improvement at the end of the Lease term, Lessor will respond to such request within a reasonable time.

14. LIENS. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of Lessee. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of Lessee shall be deemed to be for the immediate use and benefit of Lessor so that no mechanic's lien or other lien shall be allowed against Lessor's estate in the premises. Lessee shall provide, at Lessee's own cost, waivers of lien signed by any party (including the Lessee) who performs work, furnishes materials, or supplies equipment to the Premises. Lessor may require, at Lessee's sole cost and expense, a lien release and completion bond in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which Lessee desires to make, to insure Lessor against any liability for lien and to insure completion of the work.

15. SIGNS. All signs or symbols placed by Lessee in the windows and doors of the Premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval. Not to be unreasonably withheld, conditioned or delayed. Prior to termination of this Lease, Lessee will remove all signs placed by it upon the Premises, and will repair any damages caused by such removal.

16.      INSURANCE.

         A. Lessee shall pay for and maintain, during the entire Lease Term, the following policies of insurance:

                  (i) Commercial general liability insurance, including products, completed operations coverage and auto liability insurance covering Lessee's operations and the Premises with limits of not less than $2,000,000 per occurrence. Such policies shall be endorsed to provide contractual liability insurance covering all liability assumed by Lessee under the provisions of this Lease and a copy of said endorsement will be delivered to Lessor prior to commencement of the Term.

                  (ii) Special cause of loss "all risk" perils and sprinkler leakage property insurance upon all building improvements and alterations on the Premises for which Lessee is responsible and upon Lessee's property in the amount of one hundred percent (100%) full replacement cost. The policy shall include Lessor and Lessor's mortgagee, if any, as additional insureds, as their interests may appear, with a loss payable clause in favor of Lessor and Lessor's mortgagee to the extent of their interest in the property.

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         B.       Each policy provided by Lessee shall expressly provide that it shall not be subject to cancellation or material change without at least thirty (30) days prior written notice to the Lessor. Lessee shall furnish Lessor, prior to commencement of the Term, with insurance certificates naming Lessor as additional insured and, upon request, copies of such policies required to be maintained hereunder.

         C. Lessor shall maintain property insurance during the entire Lease Term in the amount of one hundred percent (100%) full replacement value of the Building and Lessor's improvements. Lessors coverage may include the perils of Special cause of loss ("all risk") and earthquake.

17.      INDEMNITY AGAINST LIABILITY FOR LOSS OR DAMAGE

         A. Lessee and Lessor each shall indemnify, hold harmless and defend the other and their respective contractors, subcontractors, employees, and agents (collectively, the "Indemnified Parties") from and against all loss, damage or expense which the Indemnified Parties may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of such Indemnified Parties or their respective affiliated companies or on account of damage to or destruction of property, including without limitation property owned by and property in the care, custody or control of the Indemnified Party, due to or arising in any manner from:

                  (i) The acts or negligence of Lessee or Lessor, as the case may be hereunder, or their respective contractors, subcontractors, employees, and agents;

                  (ii) Any damage or injury to persons or property arising out of a breach by Lessee or Lessor, as the case may be, under this Lease, including, but not limited to, obligations of Lessee and Lessor, respectively, under
                           Section 7, Maintenance.

         B. Neither Lessee nor Lessor shall be obligated to indemnify any Indemnified Party for the portion of any claim or liability caused by or arising from the act, or negligence of such Indemnified Party.

         C. Without limiting the generality of the foregoing, Lessee's assumption of liabilities and indemnification provided for in this Section 17 shall apply to the Lessee's use of the Premises and/or materials or substances used by Lessee or any of its contractors, subcontractors or agents of Lessee or by their respective employees.

         D. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section 17 shall survive any termination of this Lease.

         E. Solely for the purpose of effectuating the parties' respective indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of either party), each party specifically and expressly waives any immunity that may be granted it under the Washington State Industrial Insurance Act, Title 51 RCW. Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts. The parties acknowledge that the foregoing provisions of this Section have been specifically and mutually negotiated between the parties.

18. DAMAGE OR DESTRUCTION. If any of the Premises, or a substantial part of the building in which the Premises are located, shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can not be completed within one hundred twenty (120) days, following receipt by Lessor of actual notice of such damage or destruction Lessor shall have the option either (a) to repair or rebuild within a reasonable time utilizing the insurance proceeds to effect such repair, or (b) not to repair or rebuild, and to cancel this Lease on thirty
         (30) days notice. If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be completed within one hundred twenty (120) days from date of notice, Lessee may cancel this Lease at its option on three (3) days notice. During the period of untenantability, rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises; provided that if the damage is due to the fault or neglect of Lessee, there shall be no abatement of rent.

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         If the Premises or the building in which the Premises are located shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can be completed within one hundred twenty (120) days, Lessor shall repair or rebuild within a reasonable time utilizing the insurance proceeds to effect such repair.

         If any part of the Premises or the building in which the Premises are located shall be damaged or destroyed by an uninsured casualty Lessor shall have the option either (a) to repair or rebuild within a reasonable time, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. In the event of cancellation by Lessor as a result of an uninsured casualty, Lessee shall have the right, within five (5) days following Lessor's notice of cancellation, to override such cancellation by agreeing to repair the damage at Lessee's sole cost and expense. In such event, the Lessee shall repair or rebuild within a reasonable time following the damage or destruction.

19. EMINENT DOMAIN. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, then the term of this Lease shall cease as of the date possession is taken by such public authority. If only part of the Premises shall be so taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of said Premises, and the monthly rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Lessee has been using the Premises or if more than twenty-five percent (25%) of the rentable square footage of the Premises shall be so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession. If any part of the building other than the Premises shall be so taken so as to render in Lessor's opinion the termination of this Lease beneficial to the remaining portion of the building, Lessor shall have the right within sixty (60) days of said taking to terminate this Lease upon thirty (30) days written notice to Lessee. In the event of any taking, whether whole or partial, Lessor shall be entitled to all awards, settlements, or compensation which may be given for the land and buildings. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. Lessee shall have the right to seek an independent and separate award from the condemning authority so long as such award does not diminish the amount of the award payable to Lessor.

20. INSOLVENCY. If Lessee shall be declared insolvent or bankrupt, or if Lessee's leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately, without notice (notice being expressly waived), terminate this Lease and take possession of said Premises.

21. DEFAULT AND RE-ENTRY. If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof. If the breach is Lessee's failure to pay rent or other charges provided for herein, then the Lease is in default upon the occurrence of such breach. If Lessee has not remedied other types of breaches within twenty (20) days after written notice thereof from Lessor, except that if the breach cannot reasonably be cured within such twenty (20) day period, then if Lessee fails to commence to cure within such twenty (20) day period and thereafter, diligently prosecute such cure to completion, then Lessor may, at its option, without further notice or demand:

         A. Cure such breach for the account and at the expense of Lessee (including entry upon the Premises to make repairs on behalf of the Lessee where Lessee has failed to make such repairs as required under this Lease) and such expense shall be deemed additional rent due on the first of the following month; or

         B. Re-enter the Premises, remove all persons therefrom, take possession of the Premises and remove all personal property therein at Lessee's risk and expense and (1) terminate this Lease, or (2) without terminating the Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, make an honest and reasonable effort to re-let the whole or any part of the Premises for Lessee's account upon such terms and conditions as Lessor may deem advisable. In either event, any moneys received from Lessee and any deposit or other amounts held by Lessor may first be applied by Lessor to any damages suffered by Lessor as a result of such default, including without limitation, costs and expenses incurred on re-entry and re-letting, any unamortized tenant improvements and commissions, cleaning, necessary repairs, restoration and alteration, and any commissions incurred on re-letting, and the balance of such amounts may be applied toward payment of other sums due to Lessor hereunder. In the event the

                  Premises are re-let for Lessee's account, Lessee shall pay to Lessor monthly any deficiency; however, Lessor shall not be required to pay any excess to Lessee. Upon termination of this Lease or of Lessee's right to possession, Lessor reserves and has the right to recover damages arising from the breach of the Lease from Lessee including, but not limited to: (1) The worth of the unpaid rent and other charges provided for herein that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent and other charges provided for herein that would have been earned for the balance of the term of this Lease after the date of such termination; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Lessor. "The Worth," as used in Section (1) is to be calculated allowing interest at 18% per year (or, if applicable, at such lower rate as may represent the highest legal limit allowed in the State of Washington). "The worth" as used for Section (2) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination. The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease.

         C. Lessor shall not be liable for damages by reason of the re-entry described in paragraph B, above.

         LESSOR'S DEFAULT. If Lessor fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof. If the breach is Lessor's failure to pay such charges provided for herein that are required to be paid by Lessor, if any,, then the Lease is in default three (3) days after receipt by Lessor of written notice from Lessee of the occurrence of such breach. If Lessor has not remedied other types of breaches within twenty (20) business days after written notice thereof from Lessee, except that if the breach cannot reasonably be cured within such twenty
         (20) business day period, then if Lessor fails to commence to cure within such twenty (20) business day period and thereafter, diligently prosecute such cure to completion, then Lessee may, at its option, without further notice or demand (a) without terminating the Lease or in any way affecting the rights and remedies of Lessee or the obligations of Lessor, seek specific performance of Lessor's obligations hereunder, or (b) subject to Section 37 of this Lease, seek monetary damages for the damages arising from the breach of the Lease from Lessor.

22. REMOVAL OF PROPERTY. Any property of Lessee removed by Lessor in accordance with Section 21 above may be stored, sold, or disposed of by Lessor without any additional notice to Lessee at the sole risk and expense of Lessee and without any further responsibility of Lessor. Proceeds therefrom may be applied by Lessor upon any indebtedness due from Lessee to Lessor. Lessee waives all claims for damages that may be caused by Lessor re-entering the Premises and removing or disposing of said property as herein provided.

23. COSTS AND ATTORNEYS' FEES. In the event either party shall commence legal action to enforce any provision of this Lease, the court shall award to the prevailing party all reasonable attorneys' fees and all costs incurred in connection therewith, including fees and costs on appeal. Any action relating to this Lease shall be brought in the County in which the Premises are located or, at Lessor's election, in King County, Washington.

24. SUBROGATION WAIVER. Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils described in the "all risk" insurance and the events covered under the property insurance coverages required under this Lease, whether due to the negligence of either party, their agents, employees or otherwise. Each party shall obtain from its respective insurer under each insurance policy that it maintains a waiver of all rights of subrogation which the insurer may have against the other party for claims that are released under this
         Section 24.

25. HOLDING OVER. If Lessee, with the express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that
         (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by multiplying the monthly rent in effect immediately preceding such expiration times 150%. If Lessee holds possession of the Demised Premises after the expiration of the Lease without the express written consent of Lessor, Lessee shall remain bound by all the covenants and agreements herein, except that
         (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be the greater of twice the monthly rent in effect immediately preceding such expiration or the total loss to Lessor as a result of Lessee's holdover, if, effective during the term of such holdover, Lessor has leased all or part of the Premises to other Lessee(s). Any such tenancy may be terminated with twenty (20) days prior notice as provided by Washington State law.

         In the event of any unauthorized holding over, Lessee shall also indemnify and hold Lessor harmless from and against all liability, losses, claims, causes of action, damages, costs and expenses (including without limitation attorney fees) resulting from Lessee's failure to surrender the Premises, including without limitation claims made by succeeding Lessees resulting from Lessee's failure to surrender the Premises.

         Lessee's obligations under this Section 25 shall survive the expiration or termination of this Lease.

26.      SUBORDINATION AND ATTORNMENT; MORTGAGE PROTECTION.

         A. SUBORDINATION-NOTICE TO MORTGAGEE. At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver, all instruments which may be required to subordinate this Lease to any existing or future mortgages, deeds of trust and/or other security documents on or encumbering the Premises or on the leasehold interest held by Lessor, and to any extensions, renewals, or replacements thereof, provided that (a) the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease in the event of foreclosure if Lessee is not in material default at such time and (b) the terms, conditions and provisions of such instrument other than those dealing exclusively with such subordination and such recognition and non-disturbance shall be in form and substance reasonably satisfactory to Lessee.

         B. LESSEE'S CERTIFICATE. Lessee shall at any time and from time to time within five (5) days after written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and
                  (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor or Lessee hereunder, or specifying such defaults if any are claimed; and
                  (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof; and, (d) such other information as the Lessor shall reasonably require. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises of which the Premises are a part.

         C. MORTGAGEE PROTECTION CLAUSE. Lessee agrees to notify any mortgagee and/or trust deed holders, by registered mail, with a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default, then the mortgagees and/or trust deed holders have thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional times as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

27. SURRENDER OF POSSESSION. Lessee shall, prior to the termination of this Lease or of Lessee's right to possession, remove from the Premises all personal property which Lessee is entitled to remove and those alterations, additions, improvements or signs which may be required by Lessor to be removed, pursuant to Sections 13 and 15 above, and shall repair or pay for all damage to the Premises caused by such removal. All such property remaining and every interest of Lessee in the same shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale, without compensation, allowance, or credit to Lessee. Lessee shall upon termination of this Lease or of Lessee's right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good condition as when Lessee took possession, except for reasonable wear and tear as determined by Lessor and with all components and systems in good working order and repair.

28. LATE PAYMENT AND INTEREST. If any amount due from Lessee is not received in the office of Lessor on or before the third (3rd) day following the date upon which such amount is due and payable, a late charge of five percent (5%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents a fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment. All past due amounts owing to Lessor under this Lease, including rent, shall be assessed interest at an annual percentage rate of eighteen percent (18%) from the date due until paid.

29. NOTICE. Any notice, communication or remittance required or permitted by this Lease by either party to the other shall be deemed given, served or delivered, in writing, delivered personally or by courier or by telephonic facsimile transmission with automatic confirmation, addressed to the Lessor at the address specified for the payment of rent under paragraph 3 of this Lease or to Lessee at the Premises or to such other address as either party may designate to the other in writing from time to time.

30. NO WAIVER OF COVENANTS. Time is of the essence of this Lease. Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.

31. ENTIRE AGREEMENT. It is expressly understood and agreed by Lessor and Lessee that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, express or implied, between them, other than as herein set forth and that this Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

32. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

33. LESSOR'S ASSIGNMENT. It is fully understood that Lessor shall have the full right to assign this Lease, without any notice to Lessee, thereby relieving Lessor from all and any liabilities; provided however, that the assignee assumes all Lessor's responsibilities as set forth in this Lease.

34. ENVIRONMENTAL. See Rider One attached and incorporated into this Lease by this reference.

35.      BROKERS; AGENCY DISCLOSURE; BROKERAGE RELATIONSHIPS.

         A. PAYMENT OF BROKERS. Lessor shall pay the commissions due those real estate brokers or agents named below pursuant to separate written agreements. If Lessee has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Lessee shall be solely responsible for the payment of any fee due said person or firm and Lessee shall hold Lessor free and harmless against any liability in respect thereto, including attorney's fees and costs.

         B. AGENCY DISCLOSURE. At the signing of this Lease Agreement, the Lessor's Leasing Agent, Bill Neil, of Insignia Kidder Mathews, represented Lessor. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction. (As required by WAC 308-124D-040).

36. FORCE MAJEURE. Lessor shall have no liability to Lessee on account of the following acts of "force majeure," which shall include (a) the inability of Lessor to fulfill, or delay in fulfilling, any of Lessor's obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, inaction, preemption or priorities or other controls, including delays in receipt of permits; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God, beyond Lessor's reasonable control. If this Lease specifies a time period for performance of an obligation of Lessor, that time period shall be extended by the period of any delay in Lessor's performance caused by any of the events of force majeure described herein.

37. LIMITATION OF LIABILITY. The recourse of Lessee to recover any claim against Lessor arising under this Lease shall be limited to Lessor's interest in the Building and to the rents, issues and profits from the Building. Lessee waives any and all recourse for any such liability against Lessor's members, partners, shareholders, trustees or beneficiaries, or any property or assets of Lessor other than the Building.

38. RECONFIGURATION/ACCESS. In order to meet Lessee's space requirements on a timely basis Lessor has agreed to deliver possession of the Premises to Lessee prior to making those alterations and improvement that will be necessary for Lessor and any future lessee to gain unimpeded and unconditional access to the remaining portion of the Building not leased by Lessee hereunder (the

         "Available Space"). Subject to the provisions of Section 10 hereof (except that no prior notice shall be required), Lessee hereby grants to Lessor and Lessor's agents the right to enter the Premises at any reasonable time to make the alterations and improvement in the area depicted on Exhibit A as "Future Reconfiguration". In the meantime, prior to such alterations and improvements being completed, Lessor and Lessor's agents retain the right to access the Available Space from or through the Premises at the locations depicted on Exhibit A as "Available Space Access").

39. OPTION TO RENEW. Provided Lessee has not been in default of any term or condition of the Lease beyond any applicable cure period, Lessee shall have the Option to Renew this Lease on all of the terms and conditions contained in this Lease, except Monthly Minimum Rent, for an additional term of three (3) years ("Extended Term") following expiration of the Initial Term. The Base Rent for the Extended Term shall be the Market Rent as reasonably determined by Lessor. "Market Rent" shall mean the rent obtained for comparable space for a comparable term in comparable buildings in the geographic area in which the building is located and comparable space shall mean similar sized space in similar condition. Lessee shall notify Lessor of its intent to exercise this Option to Renew at least than nine (9) months prior to the expiration of the Initial Term of this Lease. Within ten (10) days following receipt of such notice from Lessee, Lessor will inform Lessee of market rent. Within ten (10) days thereafter, Lessee shall notify Lessor of its exercise of the Option to Renew on the defined terms. If Lessee either waives its right or fails to exercise its right within such ten (10) day period, then this option will terminate and be of no further force or effect.

40. EXHIBITS. The following exhibits or riders are made a part of this Lease and are incorporated herein by reference:

                  Rider One - Environmental
                  Exhibit A - Premises
                  Exhibit B - Rules and Regulations

Lessor:                                     Lessee:

BENAROYA CAPITAL COMPANY, LLC               Northwest Biotheraputics, Inc.

/s/ Larry Benaroya                          /s/ Daniel O. Wilds
----------------------------                ------------------------------------
                                                       (SIGNATURE)

By: Larry Benaroya                          By: Daniel O. Wilds
                                               ---------------------------------
                                                      (PLEASE PRINT)
Its: Manager                                Its: Chairman & CEO
                                                --------------------------------

Date: 6-26-03                               Date: 6-20-03
     --------------------------                  -------------------------------
                                       11

STATE OF WASHINGTON   ]
                      ] ss.
COUNTY OF KING        ]

         I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Benaroya Capital Company, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal this 26th day of June, 2003.

                                            /s/ Lorie Jo Goodman
                                            ____________________________________
                                            Notary Public in and for the
                                            State of Washington
                                            residing at Seattle
                                            Commission expires 4-9-07
                                            Print Name Lorie Jo Goodman

STATE OF WASHINGTON        ]
                           ] ss.
COUNTY OF KING             ]

         I certify that I know or have satisfactory evidence that Daniel O. Wild is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Chairman & CEO, of Northwest Biotherapeutics, Inc., a Delaware Corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal this 20th day of June, 2003.

                                            /s/ William C. Neil
                                            ____________________________________
                                            Notary Public in and for the
                                            State of Washington
                                            residing at Bellevue, WA
                                            Commission expires 1-18-2005
                                            Print Name William C. Neil

                                   RIDER ONE
                  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

a. EMISSIONS. Lessee shall not (i) discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises; nor (ii) transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises.

b. STORAGE. If, with or without violation of this Lease, Lessee possesses at the Premises any matter described in Section A above or any Hazardous Substances (as defined below), Lessee shall store the same in appropriate leak proof containers and/or areas which comply with all laws and all prudent practices.

c. DISPOSAL OF WASTE. Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Lessee shall keep all such containers in a clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity. Lessee shall not cause any obstruction in the sewage disposal system.

d. COMPLIANCE OF LAW. Notwithstanding any other provision in the Lease to the contrary, Lessee shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

e. INDEMNIFICATION FOR BREACH. Lessee shall defend, indemnify and hold Lessor, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Rider. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and be fully enforceable thereafter.

f. INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES. In addition to the indemnity obligations contained elsewhere herein, Lessee shall indemnify, defend and hold harmless Lessor, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Lessee or any of Lessee's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liability and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Lessor named herein. This indemnity shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (iii) the expenses, including fees of attorneys and experts, of report the existence of Hazardous Substances to an agency of the State of which the Premises is located or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrational proceeding, trial, appeal and review. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and shall remain fully enforceable thereafter.

g. INFORMATION. Lessee shall give prior written notice to Lessor of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, and shall immediately deliver to Lessor a copy of any notice of any violation of any Law with respect to such use. Lessee shall also provide to Lessor, upon request, with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Lessor. In the event of any accident, spill or other incident involving Hazardous Substances, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

                                    EXHIBIT A
                                    PREMISES

                                    EXHIBIT B
                              RULES AND REGULATIONS

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Project without the prior written consent of Lessor. Lessor shall have the right to remove, at Lessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by Lessor.

2. If Lessor objects in writing to any objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Lessee shall immediately discontinue such use. Lessee shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Lessee shall not obstruct any sidewalks, exits, entrances, or stairways of the Project. The exits, entrances, and stairways are not open to the general public, but are open, subject to reasonable regulations, to Lessee's business invitees. No Lessee and no employee or invitee of any Lessee shall go upon the roof(s) of the Project except for Lessee's mechanical contractor to access the HVAC equipment. Lessee's choice of a contractor is subject to the reasonable approval of Lessor.

4. Truck trailers and cabs are permitted to be parked only in front of the truck doors of the Premises. No storage of any kind, including trucks and/or trailers is permitted in the common areas (which include but are not limited to roadways, truck maneuvering and striped automobile parking) or in front of truck doors which are not a part of the Premises.

5. Lessor will furnish Lessee, free of charge, with two keys to each door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Lessor's prior consent, which will not be unreasonably withheld. In the event of such an alteration or installation, Lessee will promptly deliver a copy of any new keys to Lessor. Lessee, upon the termination of its tenancy, shall deliver to Lessor the keys of all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, shall pay Lessor therefor.

6. If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Lessor's instructions in their installation.

7. Lessee shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Heavy objects shall, if considered necessary by Lessor, stand on such platforms as determined by Lessor to be necessary to properly distribute the weight, which platforms shall be provided at Lessee's expense. Equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators, or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Lessor. Lessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Lessee.

8. Lessee shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of Lessee's equipment. Lessee shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in manner offensive or objectionable to Lessor or other occupants of the building by reason of noise, odors or vibrations, nor shall Lessee bring into or keep in or about the Premises any animals.

9. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor.

10. Lessee shall not waste water and agrees to cooperate fully with Lessor to assure the most effective operation of the Building and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice.

11. Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building.

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12.      Lessee shall entirely shut off any water faucets or other water apparatus, and adjustable electricity, gas or air outlets before Lessee and its employees leave the Premises. Lessee shall be responsible for any damage or injuries sustained by other Lessees or occupants of the Building or by Lessor for noncompliance with this rule.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

14. Lessee shall not make any room-to-room solicitation of business from other Lessees in the Project. Lessee shall not use the Premises for any business or activity other than that specifically provided for in Lessee's Lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Lessee shall cooperate to prevent such activities.

15. Lessee shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the Building or Project. Lessee shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

16. Lessee shall not in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Lessee shall not cut or bore holes for wires. Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall repair any damage resulting from noncompliance with this rule.

17. Lessee shall not install, maintain or operate upon the Premises any vending machines other than those to be used by employees of Lessee without the written consent of Lessor.

18. Lessor reserves the right to exclude or expel from the Project any person who, in Lessors' judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

19. The Premises shall not be used for lodging, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Lessor's consent, except that used by Lessee of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws.

20. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

21. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22. Employees of Lessor shall not be required to perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

23. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other Lessee, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of Lessee or any other Lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees of the Project.

24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

25. Lessor reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

26. Lessee shall be responsible for the observance of all of the foregoing rules by Lessee's employees, agents, clients, customers, invitees and guests.

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